Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Timothy C. Collins do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Cornerstone Core Properties REIT, Inc. on Form 10-Q for the three-month period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cornerstone Core Properties REIT, Inc.

KENT EIKANAS
Date: November 14 , 2012	/s/ Kent Eikanas
President / Chief Operating Officer

/s/ TIMOTHY C. COLLINS
Date: November 14, 2012	Timothy C. Collins
Chief Financial Officer and Treasurer (Principal Financial Officer )